UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Ave. Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 661-2224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to a letter agreement dated February 10, 2016 (the “Letter Agreement”), Bone Biologics Corporation (the “Company”) agreed to issue a total of 1,260,255 shares of common stock of the Company (the “Shares”) to AFH Holding and Advisory, LLC (“AFH”). The Letter Agreement was entered into in connection with the Letter of Intent (LOI) dated May 6, 2014 between AFH and the Company under which AFH and its affiliated entities, individuals or assignees (“AFH Group”) were entitled to 10% of the outstanding shares of common stock of the Company on a fully diluted basis (the “Share Adjustment”) after giving effect to an anticipated private placement of between $8,000,000 and $10,000,000 (the “PIPE”). In the Letter Agreement, the Company recognized that, at the time the LOI was entered into, it was not anticipated that certain issuances as specified in the letter agreement in addition to the PIPE would dilute directly or indirectly the interest of AFH Group as stockholders of the Company. Accordingly, the Company agreed to issue the Shares in connection with the Share Adjustment. Amir Heshmatpour is the controlling party of AFH and a board observer on the Company’s board of directors.

Item 3.02.	Unregistered Sales of Equity Securities

The discussion in Item 1.01 is hereby incorporated by reference.

The Shares will be issued in reliance of Section 4(a)(2) of the Securities Act of 1933, as amended. Such reliance was based upon the fact that (i) the issuance of the Shares did not involve a public offering, (ii) AFH represented that it is an accredited investor and (iii) AFH made certain investment representations.

Item 8.01.	Other Matters

The Company was incorporated in Delaware on October 18, 2007 as AFH Acquisition X, Inc. Pursuant to a Merger Agreement, dated September 19, 2014, among the Company, its wholly-owned subsidiary, Bone Biologics Acquisition Corp. (“Merger Sub”), and Bone Biologics, Inc. Merger Sub merged with and into Bone Biologics Inc. (the “Merger”), with Bone Biologics, Inc. remaining as the surviving corporation in the Merger. Upon the consummation of the Merger, the separate existence of Merger Sub ceased. On September 22, 2014 the Company officially changed its name to “Bone Biologics Corporation” to more accurately reflect the nature of its business and Bone Biologics, Inc. became a wholly-owned subsidiary of the Company.

The following shareholders acquired shares of common stock (the “Exchange Shares”) through purchase or conversion of debt from Bone Biologics Inc.; the Exchange Shares were subsequently surrendered to the Company on September 19, 2014 in exchange for shares of the Company:

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Musculoskeletal Transplant Foundation, Inc – cash purchase	231,833

Musculoskeletal Transplant Foundation, Inc – debt conversion	7,248,263

Orthofix Holdings, Inc. – cash purchase	500,000

Orthofix Holdings, Inc. – debt conversion	951,574

Katayama Chemical Industry Co, LTD	163,068

T.O. Medical Development, Inc.	258,838

Shellwater & Company	100,500

HEWM/VLG Investment LLC	17,500

Dr. Bessie (Chia) Soo	1,000,000

Dr. Kang Ting	2,000,000

Dr. Benjamin Wu	1,000,000

Dr. Shun’ichi Kuroda	250,000

Dr. Jeffery Wang	51,255

Dr. Xinli Zhang	250,000

Mendel Biotechnology, Inc.	3,750

Cooley LLP	3,750

The following shareholders acquired shares of common stock prior to the Merger (the “Pre-Merger Shares”):

AFH Holding and Advisory LLC	2,028,600

Katherine Lynn Heshmatpour	200,000

Isabella Katherine Heshmatpour	200,000

Grace Victoria Heshmatpour	200,000

Angelina Amira Heshmatpour	200,000

Brendan M. Johnston	100,000

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Jamie Summer Worth	100,000

Richard Loehr	25,000

H&H (Hong Kong) Holdings Co.	200,000

Don R. Hankey, Trustee of the Don Hankey Trust	450,000

Brett Hankey	150,000

All of the Exchange Shares and the Pre-Merger Shares were duly issued, fully paid and non-assessable.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Exhibit No.	Description

10.1	AFH Letter of Intent dated May 6, 2014.

10.2	AFH Letter Agreement dated February 10, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2016	Bone Biologics Corporation

	By:	/s/ STEPHEN R. LaNEVE
	Name:	Stephen R. LaNeve
	Title:	Chief Executive Officer

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Index to Exhibits

Exhibit No.	Description

10.1	AFH Letter of Intent dated May 6, 2014.

10.2	AFH Letter Agreement dated February 10, 2016.

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